                                                                   EXHIBIT 10.12

                                      LEASE

          THIS LEASE is made as of the 24th day of April, 1996 by and between:

                           PARAMUS PARKWAY BUILDING ASSOCIATES,LTD having an address c/o Berger and Bornstein 237 South Street Morristown, New Jersey 07962, (hereinafter referred to as "Landlord")

                           and

                           WIRELESS TELECOMMUNICATIONS GROUP INC.
                           a corporation of the State of New Jersey having an address at
                           64 Midland Avenue
                           Paramus, New Jersey

                              W I T N E S S E T H:

                  Landlord and Tenant hereby agree with each other as follows:

                  1. Demised Premises. Landlord hereby leases to the Tenant and Tenant hereby rents from Landlord that certain portion of premises located in a building known as 64 Midland Avenue Paramus, Bergen County, New Jersey. Said building, together with the land on which it is situated, is hereinafter referred to as the "Building" or "Property". The portion of the Building being leased to Tenant hereunder is outlined in red on Exhibit A annexed hereto and is hereinafter referred to as the "Demised Premises". The Demised Premises contains approximately 25,000 square feet of space. The Demised Premises shall also include the non-exclusive right, in common with the Landlord and other tenants at the Building (now or hereinafter existing), and their employees, customers, visitors, guests and invitees to use the landscaped areas, common egress and ingress, passageways, hallways and lobbies, driveways, parking areas, walkways and roadways, and common areas which service the Building ("Common Areas").



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                  2.       Term.

                          a.       The "Initial Term" of this Lease shall be ten
(10) lease years and three months and shall commence on the "Commencement Date". The Commencement Date shall be June 1, 1996. The Initial Term of this Lease shall expire on the "Termination Date" which shall be June 30, 2006, or such date upon which this Lease may be sooner terminated pursuant to the terms hereof or the last day of any extended term pursuant to paragraph 3b below. The term "Lease Year" shall mean twelve (12) consecutive months except the tenth (10th) Lease Year of the Initial Term shall be a period of fifteen consecutive months.

                  3.       Rent and Option.

                           a.       Tenant's obligation to pay fixed annual rent
shall commence on the "Rent Commencement Date", which shall be September 1, 1996. In consideration of the leasing of the Demised Premises, Tenant hereby covenants and agrees to pay Landlord during the Initial Term of this Lease a fixed annual rental pursuant to the following schedule:


                                          Fixed              Monthly
         Lease Year                   Annual Rental        Installment
         ----------                  --------------       ------------

            1-2                        $187,500.00         $15,625.00
            3-4                        $200,000.00         $16,666.67
            5-6                        $212,500.00         $17,708.33
            7-8                        $225,000.00         $18,750.00
            9-10                       $237,500.00         $19,791.67

         b. Tenant shall have the option to extend the Initial Term of this Lease by five (5) lease years, with the option period commencing on the day immediately following the Termination Date for the Initial Term and terminating five (5) lease years thereafter ("Option Period"). This option to extend, as well as the commencement of the Option Period, shall be expressly conditioned upon Tenant, up to the time the Option Period is to begin, having fully complied with all its monthly rental obligations under this Lease and there being no uncured breach or default of any of Tenant's other obligations under this Lease.

                  This option is exercisable by Tenant, if at all, only in strict compliance of the aforesaid conditions and by giving Landlord written notice of its election to extend the Initial Term,

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together  with written  notice  naming an appraiser for purposes of paragraph 3c below, not later than one hundred eighty (180) days prior to the Termination Date of the Initial Term. Strict compliance with the conditions of this option and the exercise thereof is deemed material to the parties, and time for exercise is of the essence. Tenant's failure to timely exercise this option, including the timely naming of an appraiser, shall be deemed a waiver of this option by Tenant, in which event this Lease shall expire on the Termination Date for the Initial Term.

                  c. The fixed annual rent for the Option Period shall be determined as follows:

                          (i)      The  fixed  annual  rental  during the Option
Period shall be the fair market rental value for the Demised Premises for said period as determined by an M.A.I. appraiser who shall be selected pursuant to the following procedure: Landlord shall name, by written notice to Tenant, an M.A.I. appraiser not later than thirty (30) days after receiving Tenant's notice, pursuant to paragraph 3(b) above, naming Tenant's M.A.I. appraiser. The two appraisers shall, within ten (10) days of the date Landlord names its appraiser, submit the matter to an M.A.I. appraiser selected by them ("Independent Appraiser") whose appraisal shall be completed within sixty (60) days of his selection and whose appraisal shall be binding on all parties.

                           (ii)    The Independent Appraiser shall calculate the
fair net rental value for the Demised Premises on a per square foot basis for the First Option Period by first determining such fair net rental value for each calendar year of the period and then determining a sum equal to the weighted average of said rents. For example:

Lease Year           Fair Rental Value              Weighted       Weighted
----------           -----------------              --------       --------
                     Per Square Foot                Percentage     Average
                     ---------------                ----------     -------
    1                      $  9.50                       .2            1.9
    2                      $  9.50                       .2            1.9
    3                      $ 10.00                       .2            2.0
    4                      $ 10.50                       .2            2.1
    5                      $ 10.50                       .2            2.1
                                                         --            ---

                           TOTAL                         1.0         $10.00



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                  Thus,  pursuant to this  example,  which example is solely for illustrative purposes, the fair net rental value per square foot for the Option Period would be $10.00 per square foot.

                           (iii)    Landlord and Tenant agree and consent that

in the event the parties' appraisers fail to elect an Independent Appraiser within ten (10) days of the date Landlord names its appraiser, either party may apply summarily, by order to show cause or otherwise, to the Supervisor Court of New Jersey for the designation of an Independent Appraiser.

                           (iv)     In the event the Independent Appraiser does
not complete his appraisal by the first day of the Option Period, then commencing as of the first day of the Option Period, the Tenant shall pay a fixed annual rent in an amount equal to the fixed annual rent for the Initial
Term. Upon completion of the apprais al, Tenant shall immediately pay to Landlord any underpayment. In no event shall the fixed annual rent for the First Option Period be less than the fixed annual rent for the last lease year of the Initial Term.

                           g.       The  parties  hereto  agree  that  the fixed
annual rent payable hereunder shall be net to the Landlord so that this Lease shall yield to Landlord the fixed rent per annum specified herein during the term of this Lease. Tenant shall pay, as additional rent, the costs and expenses as provided for herein so as to render the fixed annual rental net to the Landlord.

                           h.       Whenever under  the  terms of this Lease any
sum of money is required to be paid by Tenant in addition to the fixed annual rent reserved hereunder, said additional sum shall be deemed additional rent and shall be payable without setoff or abatement. All payments of additional rents due in installments pursuant to paragraph 11 below shall be made by the Tenant to the Landlord without notice or demand in equal monthly installments, in advance, and shall be due and payable on the first day of each and every calendar month throughout the term of this Lease commencing on the Commencement Date. Notwithstanding the foregoing, additional rents that are not due and payable in installments pursuant to paragraph

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11 below shall be paid by Tenant to Landlord on the tenth  (10th) day  following
Tenant's receipt of Landlord's written notice that such sums are due and owing. Nothing contained in this subparagraph shall be deemed to suspend or delay the obligation of Tenant to pay any and all other sums as and when due hereunder, nor otherwise limit or circumscribe any other remedy of Landlord, except as provided herein.

                  5.       Proportionate Share.

                           a.       The  term  "Proportionate  Share" shall mean
the fraction, the denominator of which is the total square feet of space in the Building (94,000) and the numerator of which is the square feet of the Demised Premises(25,000)or 26.6%.

                           b.       The Proportionate Share shall be adjusted as
the total square feet of the Demised Premises or Building may increase or decrease.

                  6.       Real Estate Taxes and Assessments.

                           a.       Tenant agrees to pay monthly during the term
of this Lease, as additional rent, an amount equal to its Proportionate Share, defined above, of all the real estate taxes, assessments and other local governmental charges, whether general or special, ordinary and extraordinary, unforeseen as well as foreseen, of every kind and nature, assessed against the Building of which the Demised Premises is a part.

                           b.       If  at  any  time  during  the  term of this
Lease, under the laws of the State of New Jersey or any political subdivision thereof, a tax on rents is assessed against the Landlord as a substitution, in whole or in part, for a real estate tax or assessment, water or sewer charge, or other governmental imposition or charge, Tenant shall pay its Proportionate Share of same.

                  7.       Utilities.

                           a.       Tenant agrees to pay monthly during the term
0f this Lease, as additional rent, an amount equal to its Proportionate Share for all water and sewer charges attributable to the Building.

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                           b.       Tenant  shall  arrange to have the utilities
that are separately metered for the Demised Premises billed in its own name and shall pay all charges therefor directly to the utility company furnishing the services. Removal of Tenant's trash from the Building and Property shall be Tenant's responsibility and shall be done at Tenant's cost.

                           c.       Landlord  reserves  the right  to enter upon
the Demised Premises upon reasonable notice, during normal business hours and provided Landlord shall not unreasonably disturb Tenant's operation, for the purpose of connecting to wires, cables conduits and pipes and the like within the Demised Premises which supply utilities to the Building in order to supply other tenants of the Property with gas, electric, water and such other utilities.

                  8.       Common Area Maintenance.

                           Tenant agrees to pay monthly  during the term of this
Lease, as additional rent, an amount equal to its Proportionate Share of the annual cost incurred by Landlord for the repair, replacement, management and maintenance of the Building, including but not limited to, landscaping, lawn maintenance, painting of buildings and other improvements, snow and ice removal, parking lots, roads, driveways, sidewalks, utilities and lighting ("Common Area Charges").

                   9.      Use and Operation of Premises.
                           a.       Throughout  the  term  of this Lease, Tenant
covenants to use the Demised Premises solely for office space and the production of electronic instruments for testing wireless communication devices as permitted by law.

                           b.       In the  event  Tenant's  use  of the Demised
Premises shall result in a Use Group H - High Hazard Uses classification for the Building or the Demised Premises under the applicable BOCA codes or other applicable laws, Tenant shall be solely responsible, at its cost, to bring the Building and Demised Premises within compliance of the applicable BOCA codes or other applicable laws.

                           c.       Tenant shall  not  enter into any activities
at the Demised Premises which involve the on-site generation, manufacture, refining, transportation, treatment, storage, handling or disposal of "Hazardous Substances" and/or wastes as defined in ISRA and its implementing regulations, or as defined under the New Jersey Spill Compensation and Control Act (the "Spill Act"), N.J.S.A. 58:10-23.11, et seq., as amended, or the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq. ["CERCLA"]), Tenant shall indemnify, defend and save Landlord harmless from all fines, costs, suits, damages, procedures, judgments, or actions of any kind resulting from such use by Tenant of the Demised Premises.

                           d.       The  use  by  the  Tenant  of  the   Demised
Premises shall be in careful, lawful, safe and proper manner, and the Tenant shall not permit the same to be used for any unlawful purpose, nor commit nor suffer any waste. Tenant covenants to comply with all reasonable rules and regulations which Landlord may, at any time or from time to time during the term of this Lease, impose on other tenants, their employees, agents, licensees and customers.

                  10.      Insurance.

                           a.       Tenant agrees to pay monthly during the term
of this Lease, as additional rent, an amount equal to its Proportionate Share of the annual cost for all insurance the Landlord maintains for the Property, including, but not limited to, all insurance for loss or damage by fire and all other casualties ordinarily included in extended coverage, public liability, insurance for the payment of rent, personal injury, property damage and all other insurance of any type, kind or description which may be reasonably required for the Property. Landlord shall maintain such insurance coverage as is typical for buildings of like size, use, construction and location. Landlord may alter the type and amount of insurance coverage presently carried for the Property provided such coverage is typical for a building of like size, use, construction and location.

                           b.       Tenant  shall not do, nor permit to be done,
any act or thing on the Demised Premises which shall invalidate or be in conflict with, or cause any additional premium for, any insurance policy insuring the Property.

                           c.       Tenant shall, during the entire term hereof,
at its sole cost and expense, keep in full force and effect a policy of comprehensive public liability and property damage insurance with respect to the Demised Premises and the business operated by Tenant in the Demised Premises as to which the limits of liability shall not be less than ONE MILLION ($1,000,000.00) DOLLARS per person and TWO MILLION ($2,000,000.00) DOLLARS per accident or occurrence and in which the property damage liability shall not be less than FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS. The policy shall be from a New Jersey licensed insurance company, with at least a Best's rating of "A", and shall name the Landlord and Landlord's mortgagee(s) as additional insureds. The policy shall contain clauses that: (i) the amount of any "deductible" shall be not more than $10,000.00; (ii) the insurer will not cancel or modify the insurance coverage without first giving the Landlord thirty (30) days' prior written notice. A copy of a certificate evidencing such coverage will be delivered to Landlord before the Commencement Date, together with proof that the first year's premium has been paid in full.

                  11. Estimated Costs. The initial monthly additional rent charges for Tenant's Proportionate Share of real estate taxes, water and sewer charges, Common Area Charges and insurance costs shall be initially estimated at the sum of THREE THOUSAND and 00/100 ($3,000.00) DOLLARS, which sum commencing as of the Commencement Date, shall be paid monthly, on the first day of each month. An adjustment to the estimated payments shall be made at least once annually by the Landlord after the actual cost and expense data is known, and any overpayments or under payments shall be credited against or paid with the next month's additional rent charges after Tenant is notified of same. Tenant shall pay monthly the adjusted amount upon written notice from Landlord. Tenant may audit Landlord's books and records provided Tenant shall have first paid all sums due and owing to Landlord.

                  12.      Repairs and Alterations.

                           a.       Tenant covenants that throughout the term of
this Lease it will take good care of the Demised Premises, including all alterations, changes and improvements at any time erected thereon, and to keep and maintain same in good order and condition subject to normal wear and tear and casualty damage not caused by Tenant. Except for roof and structural repairs, Tenant shall promptly make, at its sole cost and expense, all repairs and replacements to the Demised Premises, including but not limited to all electrical, air-conditioning, heating, plumbing and other mechanical systems servicing the Demised Premises. Landlord shall deliver, and Tenant shall accept, the Demised Premises in an "as is" condition, except for "Landlord's Work" set forth on Exhibit B annexed hereto. Tenant shall pay to Landlord the sum of $96,320.00, being Tenant's contribution to the cost of Landlord's Work "Tenant's Contribution". Tenant's Contribution shall be paid as follows: $45,000.00 upon signing this Lease; $51,320.00 upon the date Tenant receives written notice from Landlord's Architect that Landlord's Work is substantially complete.

                           b.       Tenant shall, during the term of this Lease,
at its sole cost and expense, promptly comply with any statute, ordinance, rule, order, regulation or requirement of the Federal, State and Municipal Government and any and all departments, agencies, bureaus and subdivisions thereof as same shall apply to the Demised Premises and observe and promptly comply with: (i) all reasonable rules, orders and regulations of the Board of Fire Underwriters; or any like agency; and (ii) the requirements of all insurance carriers issuing policies maintained by the Landlord on the Demised Premises or on the Property of which the Demised Premises is a part.

                           c.       Tenant  shall have the right during the term
of this Lease to make interior alterations and improvements to the Demised Premises subject to the following conditions: (i) any and

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


all governmental permits and authorizations required therefor shall have been obtained by Tenant prior to the undertaking of said alterations or improvements;
(ii) no alteration or improvement of the Demised Premises shall be undertaken until detailed plans and specifications have first been submitted to and approved in writing by the Landlord; (iii) all alterations and improvements, when completed, shall be of such a character as shall not reduce, or otherwise adversely affect, the value of the Demised Premises, reduce the cubic content of the Building, affect the structural soundness of the Building, or change the character of the Building; (iv) all work done in connection with any alterations and improvements shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws, and with all laws, ordinances, orders, rules, regulations and requirements of all Federal, State and Municipal governments and the appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters (or like agency) where the Demised Premises is situated, or any other body exercising similar functions and having jurisdiction thereover;
(v) said alteration or improvement shall be completed free of liens for labor and materials supplied or claimed to have been supplied to the Demised Premises; and (vi) Tenant shall, at its sole cost and expense, maintain adequate insurance therefor, including statutory workmen's compensation insurance (or Tenant shall deliver to Landlord certificates of insurance for contractors indicating workmen's compensation insurance is in force) covering all persons employed in connection with the work and with respect to whom death or injury claims could be asserted against the Landlord, the Tenant or the Demised Premises; and general liability insurance naming the Landlord as an additional insured, which policy shall have limits of not less than ONE MILLION ($1,000,000.00) DOLLARS per person and THREE MILLION ($3,000,000.00) DOLLARS per accident or occurrence and FIVE HUNDRED THOUSAND ($500,000.00) DOLLARS for property damage. The policy shall contain clauses that: (i) the amount of

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


any "deductible" shall be not more than $10,000.00; and (ii) the insurer will not cancel or modify the insurance coverage without first giving the Landlord thirty (30) days' prior written notice. All such insurance will be in a company or companies authorized to do business in New Jersey, with at least a Best's rating of "A", and all such policies shall be delivered to the Landlord prior to the commencement of any work, endorsed "premium paid" by the company or agency issuing the same.

                  13.      Eminent Domain.

                           a.       If  the  total  Demised  Premises  is taken,
acquired or purchased by or through condemnation proceedings or any right of eminent domain or any other authority of law, with or without the entry of an order in a judiciary proceeding, this Lease shall terminate as of the date of taking without further liability by the parties hereto.

                           b.       The  date  of  any  taking shall be the date
specified in the official notice of the condemning authority, or in the absence of such notice, the vesting of title in said authority. Subject to the provisions as hereinafter provided in this paragraph, all rent or other charges paid or payable by Tenant to Landlord shall be abated as of the date of said taking. Upon any termination or cancellation of this Lease, as provided in this section, all rent or other charges paid in advance for any period after the effective date of the taking shall be refunded to Tenant, less any sums due Landlord from Tenant.

                           c.       Landlord  reserves  to  itself all rights to
damages or compensation accruing on account of any such taking of the real property comprising and included in the Demised Premises as aforesaid or by reason of any act or any public or quasi-public authority for which damages are payable. Tenant shall not be entitled to any portion of the award as a result of the loss of its leasehold interest; however, Tenant may seek compensation for Tenant's fixtures and moving expenses, provided such award shall not diminish Landlord's award.

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                           d.       In  the  event  that  only  a portion of the
Demised Premises is taken, this Lease shall remain in full force and effect and the rental payable hereunder shall be equitably adjusted.

                  14.      Indemnity and Liability for Injury and Loss.

                           a.       Landlord, except as  a result of Landlord's,
negligent or willful acts: (1) shall not be liable to Tenant or any other person on the Demised Premises or Property for any damage either to person or property;
(2) shall not be responsible or liable in any way whatsoever for the quality, quantity, impairment, interruption, stoppage of or other interference with services involving water, heat, gas, electrical current for light and power, telephone or any other service by any public utility; and (3) shall not be liable for any damage or injury by water, steam, electricity, gas, rain, ice or snow which may be sustained by Tenant or other person.

                           b.       Tenant  shall  indemnify,  defend  and  save
Landlord harmless from and against all injuries, liability, judgments, expenses, claims or damages to any person or property while on or about the Demised Premises arising out of the use or occupancy of the Demised Premises by Tenant except to the extent caused by the negligence or willful acts of Landlord.

                  15.      Lease Subordination.

                           a.       Any mortgages that  are now or hereafter may
be placed against the Building or any part thereof shall have preference and precedence and be superior and prior to the lien of this Lease, irrespective of the date of granting or recording. Tenant does hereby agree to accept any mortgagee as the Landlord hereunder and to perform its obligation as Tenant under this Lease, if any mortgagee acquires title to the Property by foreclosure or otherwise.

                           b.       The  term "mortgage" as used in this section
includes mortgages, deeds of trust or any similar instruments and modifications, extensions, renewals and replacements thereof.

                           c.       The  provisions  of  the  subordination  and
attornment contained in this paragraph shall be self-operative and

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no further instrument of subordination shall be required in order to bind Tenant hereunder. In the event Landlord desires confirmation of such subordination and attornment, Tenant shall deliver any instrument which may be reasonably required to further evidence the subordination of this Lease to the lien of any such mortgage or mortgages and the agreement by Tenant to accept the mortgagee as the Landlord and perform under this Lease if the mortgagee acquires title to the Building by foreclosure or otherwise, as shall be desired by any aforesaid mortgagee or proposed mortgagee, provided such instrument shall not alter the terms of this Lease.

                           d.       Tenant  does  hereby agree to any assignment
by Landlord of the rentals under this Lease to a mortgagee.

                           e.       Tenant shall: (i) within ten (10) days after
receipt of Landlord's written request, execute and deliver to Landlord a current financial statement of the Tenant, certified by an officer of Tenant to be accurate, and/or (ii) within ten (10) days after Landlord's written request, execute and deliver an estoppel certificate, prepared by Landlord at its cost, in a form required by Landlord's mortgagee, stating, to the extent such statements are accurate: (i) it is the Tenant under this Lease; (ii) the Demised Premises has been unconditionally accepted and occupied and rent payments have commenced; (iii) the Lease is in full force and effect and fully sets forth the agreement of the parties; (iv) the Lease has not been modified, amended, assigned or sublet, or if it has been, in what manner; and (v) no claim or right of setoff exists, and neither Landlord nor Tenant is in default and no grounds for reducing the rent or canceling the Lease exist. Tenant's failure to timely deliver the financial statement and/or the estoppel certificate shall be deemed a material default under this Lease.

                  16.      Fire Damage.

                           a.       If,  after  the  date  hereof,  the  Demised
Premises is damaged by fire, enemy action, or other casualty (such damage being hereafter called "fire damage"), Landlord shall repair or restore the Demised Premises, except Landlord shall have the option not to repair or restore the fire damage if:

                                    (i)     the  fire  damage  shall  be to more
than twenty (20%) percent of the Building; or

                                    (ii)    there  shall  be remaining less than
two (2) Lease Years remaining of the then current term of this Lease; or (iii) the fire damage shall be uninsured or if insured, the mortgagee(s) shall not release to Landlord sufficient insurance proceeds to repair or restore; or

                                   (iii)    the fire damage shall  be  uninsured
or if insured, the mortgagee(s) shall not release to Landlord sufficient insurance proceeds to repair or restore; or


                                    (iv)    if  Landlord is unable to obtain any
necessary  governmental  approvals  necessary to repair or restore within ninety
(90) days of its application for same, after using reasonable diligence to obtain same during said ninety (90) day period.

                           In   the  event  Landlord shall repair or restore the
fire damage, there shall be a fair and proportionate abatement of all rent payable hereunder according to the time during which and the portion or extent to which the Demised Premises may not be used by Tenant.

                           b.       If   Landlord  shall elect  not to repair or
restore the Demised Premises pursuant to paragraph 15(a) above, this Lease shall terminate on the date of occurrence of the fire damage. Landlord shall notify Tenant in writing not more than thirty (30) days after the occurrence of the fire damage if it elects not to repair or restore, in which event Landlord shall return to Tenant a fair and proportionate rebate of all rent paid in advance to Landlord by Tenant, if any, prorated as of the date of the occurrence of the fire damage.

                  17.      ISRA Compliance.

                           a.       Anything   contained  to   the  contrary  in
paragraph 16b below notwithstanding, Landlord shall be responsible for all environmental conditions existing as of the Commencement Date of this Lease, and Tenant shall only be responsible for those environmental conditions caused by Tenant.

                          b.       Tenant   shall,  at  Tenant's  own  expense,
comply with N.J.S.A. 13:1k-6 et seq., and the regulations promulgated thereunder ("ISRA"), as well as all other environmental laws now or hereafter enacted and applicable to the Demised Premises and Tenant's use thereof. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the New Jersey Department of Environmental
Protection (the "NJDEP") or such other appropriate agency charged with the administration of ISRA or other applicable environmental laws. Should any division of NJDEP determine that a cleanup plan be prepared and that a cleanup be undertaken because of any spills or discharges of hazardous substances or wastes which occur during the term of this Lease, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances and carry out the approved plans. Tenant's obligations under this paragraph shall arise if there is any closing, terminating or transferring of operations of owner ship of the industrial establishment at this premises pursuant to ISRA, or any other triggering event under ISRA or other environmental law which would necessitate compliance. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of non-applicability affidavits and shall promptly sign such affidavits when requested by Landlord. Tenant shall indemnify, defend and save Landlord harmless from all fines, suits, procedures, claims and actions of any kind arising out of or in any way connected with any spills or discharges of hazardous substances or wastes caused by Tenant at the premises which occur during the term of this Lease, and from all fines, suits, procedures, claims and actions of any kind arising out of Tenant's failure to provide all information, make all submissions and take all actions required by ISRA, or any other division of NJDEP or under any environmental law. Tenant's obligations and liabilities under this paragraph shall continue so long as Landlord remains responsible for any spills or discharges of hazardous substances or wastes at the premises which occur during the term of this Lease.

Tenant's failure to abide by the terms of this paragraph shall be restrainable by injunction. Tenant shall effectuate and complete full compliance with ISRA and any other applicable environmental law, including but not limited to any necessary cleanup, prior to the Termination Date of this Lease. Tenant shall commence its compliance with such laws in sufficient time prior to the Termination Date so as to complete its obligations under this paragraph by no later than the Termination Date. In the event ISRA shall not apply to Tenant's occupancy of the Demised Premises at the end of the term of this Lease, Tenant shall furnish Landlord with a letter of non-applicability from the NJDEP at the end of the term. Tenant's obligation under this paragraph shall survive the termination of this Lease.

                           c.       Tenant warrants that its Standard Industrial
Code number is, and shall remain during the term of this Lease, 3825.

                  18.      Defaults and Remedies.

                           a.       The  following  shall  constitute  events of
default under this Lease:

                                    (1)     failure  to  pay  any installment of
the fixed rent, or additional rent, Tenant's Contribution, or any part thereof by the date such payment is due;

                                    (2)     failure  in  the  performance  of or
compliance with any of the other covenants, conditions and/or terms of this Lease, which failure shall continue for more than twenty (20) days after written notice thereof by Landlord to Tenant, provided however that if the default is of a nature that cannot be cured within twenty (20) days, Tenant shall not be in default if it commences the cure of the default within twenty (20) days of Landlord's notice and thereafter diligently proceeds to cure the default;

                                    (3)     if  this  Lease shall be assigned or
sublet except as permitted in Paragraph 19 below;

                                    (4)     the  filing  by or against Tenant of
any petition with respect to its own financial condition under any bankruptcy law or any amendment thereto (including, without limitation, a petition for reorganization, arrangement or extension), or under any other insolvency law or laws providing for the relief of debtors (which petition, if filed against Tenant, shall not be dismissed within ninety (90) days); the appointment of a receiver, trustee, custodian, conservator or liquidator for Tenant on all or substantially all of Tenant's assets, and the custodianship or appointment is not dismissed within ninety (90) days after the commencement thereof; the admission by Tenant of its insolvency; making of a general assignment for the benefit of creditors; however, the foregoing shall not be a default if rent is paid on a current basis;

                                    (5) if Tenant liquidates or ceases to exist;
                                    (6) Tenant recording this Lease or a
memorandum thereof.

                           b.       Upon the occurrence of any event of default,
Landlord, in addition to any and all rights and remedies it may have at law and equity, may exercise any one or more of the following remedies:

                                    (1)   Landlord may give Tenant a notice (the
"Termination Notice") of its intention to terminate this Lease specifying a date not less than three (3) days thereafter, upon which date this Lease, the term and estate hereto granted and all rights of Tenant hereunder shall expire and terminate. Notwithstanding the foregoing: (i) Tenant shall remain liable for damages as hereinafter set forth, and (ii) Landlord may institute dispossess proceedings for non-payment of rent, or other proceedings to enforce the payment of rent, without giving the Termination Notice. Upon any such termination or expiration of this Lease, Tenant shall peaceably quit and surrender the Demised Premises to Landlord, and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by summary proceedings, ejectment or otherwise and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same;

                                    (2)     Landlord  may,  at  Landlord's  sole
option (without imposing any duty upon Landlord to do so), and Tenant hereby authorizes and empowers Landlord to: (i) re-enter the Demised Premises for its own account or otherwise; (ii) relet the same for any term; (iii) remove Tenant's improvements if reasonably necessary or desirable for such reletting purposes; (iv) restore the Demised Premises to the condition in which it was required to be surrendered by Tenant; and (v) receive and apply the rent so received to pay all fees and expenses incurred by Landlord, directly or indirectly, as a result of Tenant's default, including, without limitation, any reasonable legal fees and expenses arising therefrom, the reasonable cost of re-entry, repair, remodeling and reletting and the payment of the rent and other charges due hereunder. No entry, re-entry or reletting by Landlord, whether by summary proceedings, termination or otherwise, shall discharge Tenant from any of its liability to Landlord as set forth in this Lease, and in no event shall Tenant be entitled to or receive any benefit or credit from any rental in excess of the rent reserved under this Lease which results from a reletting of the Demised Premises after Tenant's default;

                                    (3)     Tenant  will  pay  Landlord,  and be
liable to Landlord for, the full amount of all fixed annual rent and additional rent thereafter to become due. Landlord shall be deemed to have satisfied its obligation, if any, to mitigate its damages provided Landlord shall list the Demised Premises for lease with a licensed real estate broker;

                                    (4)     If  Tenant  shall  fail  to make any
payment required to be made under this Lease, or shall default in the performance of any covenant, agreement, term, provision or condition herein contained, Landlord may, without being under any obligation to do so and without thereby waiving such default, make such payment and/or remedy such default for the account and at the sole expense of Tenant. Tenant shall pay to Landlord, on demand, the amount of all sums so paid and all expenses so incurred by Landlord, together with interest, at the rate set forth in subparagraph 17(b)(5) below, on such sums and expenses from the date incurred until payment in full;

                                    (5)     Interest on any sums due to Landlord
from Tenant under this Lease shall accrue from the date due at a variable rate equal to two (2) percentage points above the prime interest rate as set daily by Chase Manhattan Bank, N.Y.C., N.Y., but in no event less than ten (10%) per annum;

                                    (6)     Tenant,  for itself and on behalf of
any and all persons claiming through or under it, including without limitation, creditors of every kind, hereby waives and surrenders all rights and privileges which it or any of them may have under, or by reason of, any present or future law to redeem the Demised Premises, or to have a continuance of this Lease for the remainder of the term, after a judgment for possession or after Tenant is ejected therefrom by process of law or after the termination of this Lease as herein provided;

                                    (7)     Tenant  shall  be liable to Landlord
for any and all reasonable attorney's fees and costs which Landlord may incur as a result of Landlord seeking to enforce or protect its rights against Tenant in connection with an event of default by Tenant.

                           c.       The  failure  on the part of Landlord to re-
enter or repossess the Demised Premises, or to enforce any of its rights as provided in this section upon any default, shall not be deemed a waiver of any of the terms and conditions of this Lease and shall not preclude said Landlord from exercising any such rights upon any subsequent occurring default or defaults. All of Landlord's rights shall be cumulative and shall not preclude the Landlord from exercising any other rights which it may have under law.

                  19.      Assignment and Subletting.

                           a.       Tenant  shall  not  be entitled to transfer,
sell, mortgage, pledge, hypothecate, or assign this Lease or sublet or grant a concession or license or otherwise permit any other person or entity to occupy the Demised Premises or any part thereof

(hereinafter referred to as "Assignment") without the prior written consent of Landlord.

                           b.       In   the   event  Landlord  consents  to  an
Assignment (however, Landlord may terminate this Lease in lieu of consenting to an Assignment unless such Assignment is in conjunction with Tenant's sale of its business), such consent to that Assignment shall be expressly conditioned upon the compliance by Tenant and the Assignee of the following provisions:

                                    (1)     From  the  time of the request for a
consent to the Assignment through the effective date of the Assignment itself, this Lease must be in full force and effect without any breach or default thereunder existing on the part of the Tenant;

                                    (2)     The   Assignee   shall   assume,  by
written instrument, in form and content reasonably satisfactory to Landlord, the due performance of all of Tenant's obligations under the Lease, including any accrued obligations at the time of the Assignment;

                                    (3)     A  copy  of  the  Assignment and the
original assumption agreement (both in form and content satisfactory to the Landlord) fully executed and acknowledged by the Assignee, together with a certified copy of a properly executed corporate resolution authorizing such assumption, if applicable, shall be delivered to the Landlord prior to the effective date of such Assignment. Tenant shall acknowledge, in writing, in a form acceptable to Landlord, that it shall remain liable under this Lease regardless of the Assignment;

                                    (4)     Such  Assignment  shall  be upon and
subject to all the provisions, terms, covenants and conditions of this Lease and the Tenant and Assignee shall continue to be and remain liable hereunder;

                                    (5)     Tenant    shall   comply   with  the
requirements of ISRA in accordance with the provisions of Paragraph 16. 20. Signs. The Tenant shall not display any sign, picture, advertisement, awning, merchandise, or notice on the Building, nor anywhere in the Common Area, except Tenant may display such signs as first approved by Landlord in writing. Tenant shall be responsible for the maintenance and repair of its signs and shall remove them at the expiration of the term of this Lease and repair all damage caused by the removal.

                  21.      Landlord's Right to Make Modifications.

                           Landlord  reserves  the right to make improvements to
the Building, provided that such changes and construction shall not unreasonably interfere with Tenant's use of the Demised Premises or access to the Demised Premises.

                  22. Security. Tenant shall, upon execution of this Lease, deposit with the Landlord the sum of FORTY ONE THOUSAND FOUR HUNDRED TWENTY ($41,420.00) DOLLARS ("Security") as security for the full and faithful performance of the obligations of Tenant to be performed by Tenant pursuant to this Lease. Said sum shall be returned without interest to the Tenant after the expiration of the term of this Lease, provided that the Tenant shall have fully, faith fully and timely carried out all of the terms, covenants and conditions on its part to be performed.

                  23.      Bankruptcy of Tenant.

                           a.       Upon the filing of a petition by or  against
Tenant under the United States Bankruptcy Code, Tenant, as debtor and as debtor in possession, and any trustee who may be appointed agree as follows: (i) to perform each and every obligation of Tenant under this Lease including, but not limited to, the manner of "use and operation" of the Demised Premises as provided in paragraph 8 of this Lease until such time as this Lease is either rejected or assumed by order of the United States Bankruptcy Court; and (ii) to pay monthly in advance on the first day of each month, as reasonable compensation for use and occupancy of the Demised Premises, an amount equal to all rent and other additional rent otherwise due pursuant to this Lease; and
(iii) to reject or assume this Lease within sixty (60) days of the filing of such petition under Chapter 7 of the Bankruptcy Code or within one hundred twenty (120) days (or such shorter term as Landlord, in its sole discretion, may deem reasonable so long as notice of such period is given) of the filing of a petition under any other Chapter; and (iv) to give Landlord at least forty five (45) days' prior written notice of any proceeding relating to any assumption of this Lease; and (v) to give at least thirty (30) days' prior written notice of any abandonment of the Demised Premises; and such abandonment to be deemed a rejection of this Lease; and (vi) to do all other things of benefit to Landlord otherwise required under the Bankruptcy Code; and (vii) to be deemed to have rejected this Lease in the event of the failure to comply with any of the above; and (viii) to have consented to the entry of an order by an appropriate United States Bankruptcy Court providing all of the above, waiving notice and hearing of the entry of same.

                           b.       No default of this  Lease by Tenant,  either
prior to or subsequent to the filing of such a petition, shall be deemed to have been waived unless expressly done so in writing by Landlord.

                  24.      Quiet Enjoyment.

                           Landlord covenants and agrees  with  Tenant that upon
Tenant's prompt and full payment of all rent and other sums required to be paid by Tenant under this Lease and observing and performing all the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Demised Premises, subject, nevertheless, to the terms and conditions of this Lease and any present or future underlying leases, ground leases and/or mortgages on the Building or Property.

                  25.      Holding Over.

                           The   Tenant   shall  have  no  right  to  remain  in
possession after the Termination Date. If the Tenant shall occupy the Demised Premises after the expiration of this Lease with the consent of the Landlord (which consent shall be the obligation of Tenant to obtain in writing prior to the Termination Date and which consent Landlord shall be under no obligation to give), and rent is accepted and collected from said Tenant, such occupancy and payment shall be construed as an extension of this Lease for a term of month-to-month only, from the date of such expiration. In such event, if either Landlord or Tenant desires to terminate said occupancy at the end of any month after the termination of this Lease, the party so desiring to terminate the same shall give the other party thirty (30) days' written notice to that effect. If such occupancy continues after the aforesaid notice of termination, or if Tenant shall continue its occupancy after the Termination Date without obtaining Landlord's written consent, Tenant shall pay to Landlord, as partial damages, double the amount of both fixed annual rental (at the rate which was last in effect for the term) and all additional rent for the time, on a per diem basis, Tenant retains possession of the Demised Premises or any part thereof after termination of the term, together with all costs, expenses and damages incurred by Landlord and its agents to obtain possession from Tenant. Furthermore, if such occupancy continues after the aforesaid notice of termination, or if Tenant shall continue its occupancy after the Termination Date without obtaining Landlord's written consent, Tenant shall be liable to Landlord for any loss of rents and/or liability sustained by Landlord or its agents in connection with any subsequent tenancy which may have intended to occupy said Demised Premises at the expiration of the term herein. The acceptance of rent and/or additional rent by Landlord shall not be deemed to create a new or additional tenancy other than aforesaid.

                  26.      Surrender.

                           a.       On the last day of the term or on the sooner
termination thereof, Tenant shall, at Tenant's sole cost and expense: (i) peaceably surrender the Demised Premises broom-clean, in as good order and condition as of the commencement of the term of this Lease, except for reasonable wear and tear and damage by casualty; and (ii) remove from the Demised Premises its signs, furniture, equipment, machinery and trade fixtures, other than the ramps, ductwork and dividing walls referred to in paragraph 11 ("Tenant's Property"). Tenant's Property not so removed within thirty (30) days following the Termination Date, may at Landlords' election and without limiting Landlord's right to compel removal thereof, be deemed abandoned. Any damage to the Demised Premises caused by Tenant in the removal of Tenant's Property shall be immediately repaired by Tenant at Tenant's sole cost and expense, and this obligation shall survive the expiration or sooner termination of this Lease.

                           b.       Title   to   all   alterations,   additions,
improvements, repairs, fixtures, other than Tenant's Property, which shall have been made, furnished or installed by or at the expense of either the Landlord or Tenant in or upon the Demised Premises, shall vest in Landlord upon the installation thereof, and the same shall remain upon and be surrendered with the Demised Premises as part thereof without disturbance and without charge, unless otherwise required by Landlord.

                  27.      Notices.

                           a.       All  notices  and demands which are required
to or are permitted by the terms of this Lease shall be given in writing, whether herein specified or not, and shall be deemed effectively given upon receipt or rejection if personally delivered, delivered by overnight courier with return receipt, telecopied or sent by United States registered, express or certified mail, postage prepaid, addressed to the parties at the following addresses:

                           For Landlord:

                           PARAMUS PARKWAY BUILDING ASSOCIATES,LTD
                           c/o Berger & Bornstein, P.A.
                           237 South Street
                           Morristown, New Jersey   07962

                           For Tenant:

                           WIRELESS TELECOMMUNICATIONS GROUP INC.
                           having an address at
                           64 Midland Avenue
                           Paramus, New Jersey

                           Said  addresses  and the names of the parties to whom
notices are to be sent may be changed from time to time by either party, or by an assignee or successor of either of them, by the giving of written notice to the other sent as above provided.

                  28.      Brokers.

                           a.       Tenant  and  Landlord  represent and warrant
that neither they nor any of their employees or agents have acted so as to entitle any brokers to a commission in connection with this transaction except Masi Boyle.

                           b.       In the event Tenant  or  Landlord shall have
breached their representations and warranties set forth in paragraph 28a above, the breaching party covenants and agrees to indemnify and hold the other harmless against any claim asserted by any broker, or by anyone else with whom they dealt, for any compensation in bringing about this transaction and to reimburse the non-breaching party for any costs or expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the non-breaching party in defending against claims made against non-breaching party for any such compensation.

                  29.      Miscellaneous
                           a.       Definitions.

                                    (1)     The term  "Landlord" as used in this
Lease shall mean the owner or lessee (if the Landlord claims the right of possession by reason of a lease or sublease from the owners) for the time being of the Building, and if such property or the Lease be sold or transferred, voluntarily or involuntarily, the seller, or assignor, shall be entirely relieved of all covenants and obligations under this Lease arising after transfer without further agreement between the parties hereto and their successors;

                                    (2)     The  words "rent" or "rental" may be
used interchangeable and are defined to include all monies specifically reserved as fixed annual rent, additional rental, and all costs, expenses and damages which the Landlord may suffer or incur by reason of any default of the Tenant or failure on its part to comply with the covenants, terms or conditions of this Lease, and all other sums of money which by virtue of this Lease shall at any time or times become due and owing by Tenant to Landlord.

                           b.       Abandonment  of  Fixtures.   If,  after  the
default in payment of rent or violation of any other provision of this Lease or at any time during the term hereof or upon expiration of this Lease, Tenant moves out or is dispossessed and fails to remove any trade fixtures or any other property within thirty (30) days after said moving or dispossession then, in that event, the said fixtures and property shall be deemed abandoned by the Tenant and shall become the property of the Landlord.

                           c.       Waiver.  No agreement  to accept a surrender
of the Demised Premises shall be valid unless in writing signed by Landlord. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the Demised Premises. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease, or of any rule or regulation, shall not be construed as a waiver or relinquishment for the future of such covenant, condition, rule or regulation. The receipt by Landlord of rent with knowledge of a breach of any covenant of this Lease shall not be deemed a waiver of such breach. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check nor any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept the balance of such rent or pursue any other remedy in this Lease provided.

                           d.       Entire   Agreement.   This  Lease  and   the
Exhibits, if any, attached hereto and forming a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Demised Premises. There are no oral agreements or understandings between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, agreements and understandings, if any, between the parties hereto with respect to the subject matters hereof, and none thereof shall be used to interpret or construe this Lease. Except as herein otherwise expressly provided, no subsequent alteration, amendment, change or addition to this Lease, shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

                           e.       Lease   Effective.   The  submission of this
Lease by Landlord to Tenant for examination shall not be deemed to constitute an offer by Landlord or a reservation to Tenant of an option to lease, and this Lease shall become effective as a binding instrument only upon the execution and delivery thereof by both Landlord and Tenant.

                           f.       Partial  Invalidity.   If any term, covenant
or condition of this Lease or the application thereof shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances, other than those for which it is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

                           g.       Rights  of  Entry.   Landlord  or  its  duly
authorized agents or representatives shall have the right, upon reasonable notice, except in the case of an emergency, to enter upon the Demised Premises during all reasonable business hours for the purpose of examining the same, showing same to banking and insurance representatives, governmental inspectors, or, in the event of emergency, in order that repairs and alterations may be made for the safety and preservation thereof, provided, however, that Landlord's right to enter upon said Demised Premises shall be subject to the exercise of ordinary care and caution in doing so. Landlord or Landlord's duly authorized agents or representatives shall also have the right to show the Demised Premises to persons wishing to purchase or lease the same during the nine (9) months next prior to the expiration of the term of this Lease. Landlord or its duly authorized agents or representatives shall have the right to place notices on the front of the Building offering the Demised Premises for lease or for sale.



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                           h.       Elimination of Liens by Tenant. Tenant shall
not suffer or permit or cause any liens or any action to be filed against the Demised Premises by reason of any cause of Tenant or Tenant's agents or employees. In the event that any such lien is filed, Tenant shall have the same discharged within thirty (30) days after notice thereof or post appropriate security satisfactory to Landlord to protect Landlord's interest as a result of said lien. Nothing in this Lease contained shall be deemed to be a consent on the part of Landlord to subject the Demised Premises to a lien or a claim under a mechanic's lien law of New Jersey by reason of labor or material furnished to Tenant in connection with the Demised Premises.

                           i.        Interpretation.   The captions and headings
throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction or the meaning of any provisions of, or the scope or intent of, this Lease, nor in any way affect this Lease.

                           All  references  to  nouns  and  pronouns used herein
shall be construed in the singular or plural and in such gender and tense as the sense of this Lease requires.

                           No  provisions  of  this Lease  shall be construed by
any court or other judicial authority against either Landlord or Tenant by reason of any such party being deemed to have drafted or structured such provision.

                           The  words  "hereby",  "herein",  "hereof", "hereto",
"hereunder", and similar words shall always be deemed to refer to this Lease in its entirety, and not merely to the subparagraph or paragraph wherein such words appears, unless expressly so modified.

                           j.     Trial by Jury Waiver. The parties hereby waive
trial by jury in any action, proceeding or counterclaim brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use and occupancy of the Demised Premises.

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                           k.       Successors and Assigns.  This Lease shall be
binding upon and shall inure to the benefit of the parties hereto, their respective heirs, representatives, successors, and to the extent that this Lease is assignable by the terms hereof, to the assigns of such parties. No rights, however, will inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been made in accordance with the provisions of this Lease.

                           l.       Exculpation. Notwithstanding anything to the
contrary set forth in this Lease, it is specifically understood and agreed by Tenant that there shall be absolutely no personal liability on the part of Landlord or on the part of the partners or agents of Landlord with respect to any of the terms, covenants and conditions of the Lease, and Tenant shall look solely to the equity, rent and profits of the Landlord in and of the Building of which the Demised Premises is a part for the satisfaction of each of the terms, covenants and conditions of this Lease to be performed by Landlord, and including any judgments or other liens obtained by Tenant against the Landlord. This exculpation of personal liability is absolute and without any exception whatsoever.

                  30.      Right of First Refusal.

                  In the event that the adjacent to the Demised Premises now occupied by Bergen County Special Services School District shall become available ("Additional Space"), and Landlord shall desire to accept a bona fide offer to lease the Additional Space, Landlord shall notify Tenant in writing of Landlord's receipt of such offer and shall include within its notice the terms of the offer to lease the Additional Space. Tenant shall have the option to elect to lease the Additional Space pursuant to the same terms as the offer received by Landlord ("Right of First Refusal"). Tenant must exercise its Right of First Refusal within ten (10) days of receipt of Landlord's notice. If Tenant shall fail to exercise its Right of First Refusal within said ten (10) day period, or shall fail to execute a lease pursuant to the terms of


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said offer within  twenty (20) days of  exercising  its Right to First  Refusal,
Tenant shall be deemed to have waived its Right of First Refusal.

                  31.      Option to Terminate.

                           a.       In the event that as of  the last day of the
fourth (4th) lease year of the Initial Term Tenant shall desire to expand the Demised Premises and there shall not be sufficient available space in the Building, then Tenant, in consideration for payment to the Landlord of the "Option Termination Payment" (defined below), shall have the option to terminate this Lease, which termination shall be effective upon the last day of the fifth
(5th) lease year of the Initial Term ("Termination Option"). The Termination Option shall be expressly conditioned upon Tenant, up to the time of the last day of the fifth (5th) lease year of the Initial Term, having fully and timely complied with all of its monthly rental obligations under this Lease and Tenant not having committed a breach or default of any of its other obligations under this Lease, through and including the last day of the fifth (5th) lease year of the Initial Term.

                           b.       The  Termination  Option  is  exercisable by
Tenant, if at all, only in strict compliance of the aforesaid conditions and by giving Landlord written notice of its election to terminate this Lease, together with a payment in cash, certified check or attorney's trust account check, equal to the Option Termination Payment not later than three hundred sixty five (365) days prior to the last day of the fifth (5th) lease year of the Initial Term, time being of the essence. Strict compliance with the conditions of the Termination Option and the exercise thereof is deemed material to the parties. Tenant's failure to timely exercise this Termination Option shall be deemed a waiver by Tenant of this Termination Option.

                           c.       In  the  event  Tenant timely exercises this
Termination Options in accordance with Section (b) above, termination of this Lease shall be deemed effective as of the last day of the fifth (5th) lease year of the Initial Term. If Tenant

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shall fail to timely vacate the premises,  Tenant shall be deemed to be "holding over" without Landlord's consent and shall pay double the rent due for each day beyond the last day of the fifth (5th) lease year of the Initial Term during which Tenant shall occupy the Demised Premises. Tenant shall also be liable for consequential damages if Tenant fails to timely vacate the Demised Premises.

                  d. The Option Termination Payment shall be $31,098.62. IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

                                    LANDLORD:

                                    PARAMUS PARKWAY BUILDING ASSOCIATES,LTD
                                    BY: UNITED STATES LAND RESOURCES, L.P.
                                        General Partner

                                    BY: UNITED STATES REALTY RESOURCES, INC.,
                                        General Partner

                                    By:     LAWRENCE S. BERGER
                                        -----------------------------------
                                            LAWRENCE S. BERGER, President

                                    TENANT:
                                    WIRELESS TELECOMMUNICATIONS GROUP INC.

                                    BY:     /s/ DALE SYDNOR
                                       ----------------------------------
                                        President


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




                                    EXHIBIT A

                                  [FLOOR PLAN]

                                    EXHIBIT B

                                 LANDLORD'S WORK

DEMOLITION

                  1. Kitchen Area - move existing cabinets and sink to rear wall adjoining other tenants.

                  2. Remove existing wall (approximately 24') as shown on plans to be provided by Landlord.

                  3. Remove wall between entry and large room (on left of entry).

                  4. Remove 4 walls and corner closet (approximately 170') as shown on plans to be provided by Landlord.

CONSTRUCTION

                  1. Office Area (9,100 square feet): New 20 oz. commercial grade carpet (color selected by tenant). Carpet allowance $8.50/sq. yard installed.

                  2. Remaining areas (15,900 square feet): new commercial grade VCT tile (color selected by tenant). Tile allowance $1.25/sq. ft.

                  3. Vinyl base to be used on all interior walls. Base allowance $1.00/linear foot.

                  4. All new ceilings to be 10 ft. high with acoustic lay-in tiles. Ceiling allowance is $1.10/sq. ft.

                  5.       All existing drop ceilings to remain.

                  6. Existing sprinkler system to be lowered to new ceiling height.

                  7. All new areas to be lit with flush mount 2 x 4 florescent ceiling fixtures 50 foot candles minimum. Reception area to have upgraded lighting.

                  8. All lighting to be controlled by switch bank in each common area, offices and dedicated areas to have 1 wall switch per unit. The minimum lighting shall be 50' candles in existing areas.

                  9. All areas to have HVAC using hot water baseboard or forced air through flush mount ceiling diffusers. Four zones. The AC shall maintain a 25 degree fahrenheit delta minimum when the outside temperature is 95 degrees fahrenheit. The heating shall maintain a 55 degree fahrenheit delta minimum when the outside temperature is 10 degrees fahrenheit.

                  10. All utilities to be metered separately from other tenants.

                  11. Provide 400 amp electrical service, with 126 breakers (3 panels), 20 A circuit.

                  12. Include 40 duplex outlets on ceiling drop cords. 3 drops per 20 amp circuit.

                  13. All offices to have 2 duplex outlets. Elsewhere to Code.

                  14. All offices to have operational doors and door hardware. No locks.




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                  15.      1 set of wood double doors at entrance to tiled
                           hazardous waste area.

                  16. All walls (except where mechanicals enter building) to be sheet rock. The mechanicals shall be visually shielded by sheet rock walls.

                  17.      Exposed steel columns to be boxed in to 10'6.

                  18.      Damages sheet rock walls to be repaired.

                  19. All walls to be spackled and painted with an off white color.

                  20. Wrap half columns on wall adjoining adjacent tenant.

                  21. Two of the three existing overhead doors to be covered with insulation and sheetrock. The third overhead door area will be enclosed by extending existing walls up to the existing ceiling.

                  22. Provide new men's and women's bathrooms to Code with four toilets in women's room and two toilets and two urinals in men's room.

                  23. Construct demising walls for 500 square foot kitchen.

                  24.      Bathroom floors to be ceramic tile.

                  25. Tenant's space to meet all Codes and handicap access requirements.

                  26.      Relocate knee wall in front reception area.

                  27.      Install sink in front closet.

                  28. Landlord to pay for any additional underground waste piping necessary for bathrooms and kitchen area.

                  29.      Permits to be paid for by Landlord.

                  30. Signed architectural plans must be provided to the Township and contractor at Landlord's expense.


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